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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Chancellor Media Corporation filed pursuant to Rule 462(b) and incorporating the previously effective Registration Statement on Form S-3 (No. 333-44401) of Chancellor Media Corporation of our reports on the following financial statements: 1) the consolidated balance sheets of Evergreen Media Corporation and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996; 2) the combined balance sheets of WMZQ Inc. and Viacom Broadcasting East, Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 3) the combined balance sheets of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996 and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 4) the balance sheets of KKSF-FM/KDFC-FM and AM (A Division of the Brown Organization) as of December 31, 1995 and 1996 and the related statements of earnings and division equity and cash flows for the years then ended; 5) the balance sheets of WLIT Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; 6) the combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996; and 7) the balance sheets of WDRQ Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



                                                     KPMG Peat Marwick LLP

Dallas, Texas
March 9, 1998